EXHIBIT 99.1

PriceSmart Announces Departure of Chief Financial Officer Allan Youngberg and

Appointment of James Cahill as Interim Chief Financial Officer

SAN DIEGO, CA. (Sept. 5, 2003) —PriceSmart, Inc. (Nasdaq: PSMT, www.pricesmart.com) announced today that Allan Youngberg, the Company’s Chief Financial Officer since July 1999, has ceased employment with the Company effective August 31, 2003. Mr. Youngberg intends to pursue opportunities with emerging growth companies in San Diego and will continue as a consultant for the Company through the end of November 2003 to ensure a smooth transition for a new Chief Financial Officer.

James Cahill, who has been Vice-Chairman of the Board of Directors since April 2003 and a Director of the Company since November 1999, will assume the additional position of Interim Chief Financial Officer, pending the appointment of a new Chief Financial Officer. Mr. Cahill currently also serves as a Director of Price Legacy Corporation, as well as Executive Vice President of Price Entities. Mr. Cahill was employed by The Price Company for ten years, with his last position being Vice President of Operations. The Company has commenced a search for a new Chief Financial Officer.

PriceSmart, headquartered in San Diego, is a volume-driven, membership merchandise and services provider, delivering quality, value and low prices to the rapidly emerging consumer class in Latin America, the Caribbean and Asia. PriceSmart now operates 29 warehouse clubs in 12 countries and two U.S. territories (four in Panama; three each in Costa Rica, Mexico and the Philippines; two each in Dominican Republic, Guatemala, El Salvador, Honduras and Trinidad; and one each in Aruba, Barbados, Guam, Jamaica, Nicaragua and the United States Virgin Islands). PriceSmart also licenses 13 warehouses in China and one in Saipan, Micronesia.

This press release may contain forward-looking statements that are subject to risks and uncertainties that might cause actual results to differ materially from those foreseen. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to: our financial performance is dependent on international operations; any failure by us to manage our growth could adversely affect our business; we face significant competition; we may encounter difficulties in the shipment of goods to our warehouses; the success of our business requires effective assistance from local business people with whom we have established strategic relationships; we are exposed to weather and other risks associated with our operations in Latin America, the Caribbean and Asia; declines in the economies of the countries in which we operate our warehouse stores would harm our business; substantial control of the Company’s voting stock by a few of the Company’s stockholders may make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm our business; we face the risk of exposure to product liability claims, a product recall and adverse publicity; we are subject to volatility in foreign currency exchange; and a determination that the Company’s goodwill and intangible assets have been impaired as a result of a test under Statement of Financial Accounting Standards (“SFAS”) No. 142 could adversely affect the Company’s future results of operations and financial position; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2002. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chairman of the Board and Interim President & Chief Executive Officer, (858) 551-2336.

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